Exhibit 99.1

Rightside Announces Second Quarter 2015 Financial Results

Second Quarter Total Revenue Increases 12% Year-over-Year

KIRKLAND, Wash., August 4, 2015 -- (GLOBENEWSWIRE) -- Rightside Group, Ltd. (Nasdaq: NAME), a leading provider of domain name services that advance the way businesses and consumers define and present themselves online, today announced financial results for the second quarter ended June 30, 2015.

“In the second quarter, we delivered record revenue and strong performance across our business,” said Chief Executive Officer Taryn Naidu.

Naidu continued, “ New gTLDs create compelling opportunities for online brands and are becoming an important tool for digital marketers. With a growing portfolio of more than three dozen new gTLDs now in general availability, Rightside is well positioned with versatile branding solutions for organizations and individuals in a wide range of important market segments. In the second quarter, we expanded our geographic footprint by successfully entering the Chinese market through distribution partners, and we made great progress penetrating existing markets with our premium priced domains. Last quarter we also launched .Video and .Sale, and last month’s launch of .News was our most successful to date from both a cash revenue and unit registration perspective.”

Financial Summary

(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Registrar services (1)	$43,281	$39,408	$85,280	$76,940
Registry services (1)	1,925	216	3,530	258
Aftermarket and other	7,544	7,123	14,876	14,141
Eliminations (2)	(579)	(58)	(984)	(98)
Total revenue	$52,171	$46,689	$102,702	$91,241

Loss (gain) on other assets, net	$262	$(885)	$(6,961)	$(5,745)

Loss before income tax	$(6,401)	$(4,896)	$(5,468)	$(7,453)
Income tax benefit	(728)	(1,406)	(1,671)	(42)
Net loss	$(5,673)	$(3,490)	$(3,797)	$(7,411)

Adjusted EBITDA (3)	$779	$(782)	$1,347	$(3,056)

(1) Amounts for Registrar and Registry services revenue were previously presented on a combined basis as Domain Name Services revenue.

(2) Amounts in the intercompany eliminations line reflect the elimination of intercompany charges between our registry and registrar businesses.

(3)This Non-GAAP financial measure is described below and reconciled to GAAP net income (loss) in the accompanying table.

Rightside Group, Ltd.

Second Quarter 2015 Financial Highlights

(Unless otherwise noted, all comparisons are relative to the fiscal second quarter 2014.)

▪	Registrar services revenue increased 10% to $43.3 million compared to $39.4 million.
▪	Registry services revenue increased to $1.9 million compared to $216 thousand.
▪	Aftermarket and other revenue was $7.5 million compared to $7.1 million.
▪	Total revenue increased 12% to a record $52.2 million compared to $46.7 million.
▪	Adjusted EBITDA was $0.8 million, compared to Adjusted EBITDA of ($0.8 million).

Business Highlights

▪

Rightside has signed registry operator agreements with ICANN for 39 gTLDs to date, adding three new gTLDs in Q2: .FAMILY, .STUDIO, and .LIVE.  Rightside also has an interest in 16 additional gTLD applications that have yet to be awarded to their ultimate registry operator.

▪

As of June 30, 2015, 35 of Rightside’s owned and operated gTLDs were in “general availability”; generating $3.5 million in year to date GAAP revenue as of June 30, 2015 and over 330,000 registrations to date.

▪	Rightside’s retail registrar, Name.com, grew revenue more than 25% year over year with over half of that growth driven by higher margin new gTLDs.
▪

With over 16 million total domains under management as of June 30, 2015, including over 2.7 million domain names registered through its retail outlets, Rightside remains one of the world’s largest registrars.

Registrar Services Operating Metrics

	Three months ended			Six months ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
End of period domains (in millions) (1)	16.3	15.5	5.2%	16.3	15.5	5.2%
Average revenue per domain (2)	$10.66	$10.26	3.9%	$10.58	$10.15	4.2%
Renewal rate (3)	74.1%	71.1%		75.8%	73.1%

(1)	A domain is defined as an individual domain name registered by a third-party customer on Rightside’s registrar platforms for which Rightside has begun to recognize revenue.
(2)

Average revenue per domain is calculated by dividing registrar services revenue for a period by the average number of domains registered on Rightside’s registrar platforms in that period.  Average revenue per domain for partial year periods is annualized.

(3)	The renewal rate is defined as the percentage of domain names on Rightside’s registrar platforms that are renewed after their original term expires.

Rightside Group, Ltd.

Liquidity and Capital Resources

▪	As of June 30, 2015, Rightside had cash and cash equivalents of $46.4 million, compared to $45.9 million as of March 31, 2015.
▪

As of June 30, 2015, Rightside had $11.0 million of Letters of Credit outstanding under its $30 million revolving credit facility with Silicon Valley Bank, which was established on August 1, 2014 and matures in August 2017.

▪

As of June 30, 2015, Rightside had fully drawn its $30 million term loan credit facility with certain funds managed by Tennenbaum Capital Partners, LLC, which was established on August 6, 2014 and matures in August 2019.

Business Outlook

For the full year ending December 31, 2015, Rightside reaffirms its guidance:

▪	Total revenue of $210 million to $220 million, inclusive of $6 million to $9 million of GAAP revenue from the registry services business; and
▪	Total Adjusted EBITDA to break-even as Rightside invests margin generated by the business back into driving market development efforts.

Conference Call and Webcast

Rightside will host a conference call and audio webcast with investors and analysts today, August 4, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time):

•	Live conference call: 844-413-1777 (domestic) or 716-247-5761 (international)
•	Conference call replay available through August 9, 2015: 855-859-2056 (domestic) or 404-537-3406 (international)
•	Conference ID: 85824278
•	Live and archived webcast: http://investors.rightside.co

About Non-GAAP Financial Measures

We define Adjusted EBITDA as net income (loss) adjusted for interest, income taxes, gain on sale of marketable securities, gain (loss) on other assets, net, depreciation and amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs. Acquisition and realignment costs include legal, accounting and other professional fees directly attributable to acquisition activity as well as employee severance and other payments in connection with corporate realignment activities. Adjusted EBITDA is a non-GAAP financial measure and its most directly comparable GAAP financial measure is GAAP net income (loss).  A reconciliation of GAAP net income (loss) to Adjusted EBITDA can be found in the accompanying table. Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.  Rightside compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only as a supplement.

Rightside Group, Ltd.

About Rightside

Rightside™ inspires and delivers new possibilities for consumers and businesses to define and present themselves online. The company, with its affiliates, is a leading provider of domain name services, offering one of the industry’s most comprehensive platforms for the discovery, registration, usage, and monetization of domain names. In addition to being a new gTLD registry operator, Rightside is home to some of the most admired brands in the industry, including eNom and Name.com. Headquartered in Kirkland, WA, Rightside has offices in North America, Europe and Australia. For more information please visit www.rightside.co.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, including, among others, Rightside’s expected total revenue, Adjusted EBITDA, and registry services revenue.  Statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Statements regarding Rightside’s future performance are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Forward-looking statements involve risks and uncertainties including, among others:  Rightside’s ability to successfully operate new gTLD registries and provide back-end infrastructure services to new and existing registries; Rightside’s ability to successfully market and sell its gTLDs; and the difficulty in predicting and developing consumer demand for new gTLDs. More information about potential risk factors that could affect Rightside’s operating and financial results are contained in Rightside’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the Securities and Exchange Commission on May 12, 2015.  All forward-looking statements are expressly qualified in their entirety by this cautionary statement.  Rightside does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

Rightside Group, Ltd.

Rightside Group, Ltd.

Statements of Operations

(in thousands except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$52,171	$46,689	$102,702	$91,241
Cost of revenue (excluding depreciation and amortization)	40,330	36,564	79,287	71,210
Sales and marketing	2,533	2,183	5,027	4,936
Technology and development	5,267	5,054	10,382	10,727
General and administrative	4,904	4,919	9,887	10,923
Depreciation and amortization	4,094	3,714	8,080	7,940
Loss (gain) on other assets, net	262	(885)	(6,961)	(5,745)
Interest expense	1,226	-	2,470	-
Other expense (income), net	(44)	36	(2)	(1,297)
Loss before income tax	(6,401)	(4,896)	(5,468)	(7,453)
Income tax benefit	(728)	(1,406)	(1,671)	(42)
Net loss	$(5,673)	$(3,490)	$(3,797)	$(7,411)

Net loss per share attributable to common stockholders
Basic	$(0.30)	$(0.19)	$(0.20)	$(0.40)
Diluted	(0.30)	(0.19)	(0.20)	(0.40)

Weighted average shares used in computing net loss per share
Basic	18,805	18,413	18,755	18,413
Diluted	18,805	18,413	18,755	18,413

Rightside Group, Ltd.

Rightside Group, Ltd.

Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$46,410	$49,743
Accounts receivable	12,085	14,256
Prepaid expenses and other current assets	6,088	6,898
Deferred registration costs	77,186	73,289
Total current assets	141,769	144,186
Deferred registration costs	15,558	14,502
Property and equipment, net	11,419	11,527
Intangible assets, net	44,036	37,116
Goodwill	103,042	103,042
Deferred tax assets	11,187	9,483
gTLD deposits	23,089	21,180
Other assets	3,318	3,298
Total assets	$353,418	$344,334

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,862	$7,190
Accrued expenses and other current liabilities	23,378	22,313
Debt	1,500	1,500
Deferred tax liabilities	27,886	27,886
Deferred revenue	99,584	92,683
Total current liabilities	160,210	151,572
Deferred revenue, less current portion	20,505	19,195
Debt, less current portion	23,444	23,605
Other liabilities	1,490	1,117
Total liabilities	205,649	195,489
Total stockholders' equity	147,769	148,845
Total liabilities and stockholders' equity	$353,418	$344,334

Rightside Group, Ltd.

Rightside Group, Ltd.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(5,673)	$(3,490)	$(3,797)	$(7,411)
Add (deduct):
Income tax benefit	(728)	(1,406)	(1,671)	(42)
Gain on sale of marketable securities	-	-	-	(1,362)
Loss (gain) on other assets, net (1)	262	(885)	(6,961)	(5,745)
Interest expense	1,226	-	2,470	-
Depreciation and amortization	4,094	3,714	8,080	7,940
Stock-based compensation expense	1,598	1,285	3,137	3,270
Acquisition and realignment costs (2)	-	-	89	294
Adjusted EBITDA	$779	$(782)	$1,347	$(3,056)

(1)	Net loss (gains) on withdrawals of interest in gTLD applications, included in loss (gain) on other assets, net.
(2)

Acquisition and realignment costs included employee severance and other payments attributable to acquisition or corporate realignment activities. Management does not consider these costs to be indicative of the Company’s core operating results.

Investor Contacts

The Blueshirt Group

Allise Furlani, 212-331-8433

Brinlea Johnson, 212-331-8424

IR@rightside.rocks